UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2026 (February 27, 2026)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-0439758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GNK	New York Stock Exchange (NYSE)
Preferred Stock Purchase Rights	N/A	New York Stock Exchange (NYSE)

Item 1.01	Entry into a Material Definitive Agreement

On February 27, 2026, Genco Shipping & Trading Limited (the “Company”) and certain of its vessel-owning and other subsidiaries acting as guarantors entered into a Sixth Amendment to Credit Agreement (the “Amendment”) with Nordea Bank Abp, New York Branch as Administrative Agent and Collateral Agent and Nordea Bank Apb, New York Branch, Skandinaviska Enskilda Banken AB (PUBL), DNB Capital LLC, ING Capital LLC, and First-Citizens Bank & Trust Company as participating and consenting lenders to amend and upsize its $600 million revolving credit facility by $80 million for total borrowing capacity of $680 million through the existing accordion feature of the facility.  The Company intends to use the additional capacity under the facility to finance a portion of two Newcastlemax vessels the Company has agreed to acquire as previously disclosed, which will serve as additional collateral.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance.  These forward-looking statements are based on our management’s current expectations and observations.  Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the following: (i) completion of documentation for vessel transactions and the performance of the terms thereof by buyers or sellers of vessels and us; and (ii) other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q.  We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Sixth Amendment to Credit Agreement dated as of February 27, 2026, by and among Genco Shipping & Trading Limited as Borrower, the Subsidiary Guarantors party thereto, the 2026 Upsize Revolving Lenders and Consenting Lenders party thereto, and Nordea Bank Abp, New York Branch, as Administrative Agent and Collateral Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: March 5, 2026

/s/ Peter Allen
Peter Allen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Sixth Amendment to Credit Agreement dated as of February 27, 2026, by and among Genco Shipping & Trading Limited as Borrower, the Subsidiary Guarantors party thereto, the 2026 Upsize Revolving Lenders and Consenting Lenders party thereto, and Nordea Bank Abp, New York Branch, as Administrative Agent and Collateral Agent.

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